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                                                                    Exhibit 23.1



INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-69657 of priceline.com Incorporated on Form S-1 of our report dated February 10, 1999 relating to the combined financial statements of priceline.com Incorporated and Priceline Travel, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

February 12, 1999